                                                                   Exhibit 10.36


                          SECURITY AGREEMENT (PATENTS)


         WHEREAS, MICRION CORPORATION, a Massachusetts corporation, with a principal place of business at One Corporation Way, Peabody, MA 01960 (the "Company") and FLEET NATIONAL BANK, with a place of business at 75 State Street, Boston, Massachusetts 02109 (the "Bank") have entered into an Inventory, Accounts Receivable and Intangibles Security Agreement dated as of July 31, 1997 (the "Security Agreement") and are also parties to a related letter agreement (the "Letter Agreement") between the Bank and the Company; and

         WHEREAS, the Company is the owner and user of the United States Patents and Patent Applications listed on Schedule A hereto and identified in said Security Agreement (collectively, the "U.S. Patents"); and

         WHEREAS, among the security interests granted by the Company to the Bank pursuant to the Security Agreement is a security interest in the U.S. Patents listed on Schedule A hereto; and

         WHEREAS, the parties to the Security Agreement contemplate and intend that, if an Event of Default (as defined in the Letter Agreement) shall occur and be continuing, the Bank shall have all rights of a foreclosing secured party in and to the U.S. Patents and any proceeds thereof, including, without limitation, t he right, following such foreclosure, to transfer to a purchaser all of the Company's right, title and interest in and to the U.S. Patents;

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties reconfirm the terms of the Security Agreement, as if set forth fully herein, and acknowledge that the Bank has a security interest in the U.S. Patents listed on Schedule A hereto; as security for the Obligations (as defined in the Security Agreement) the Company hereby collaterally assigns to the Bank, and grants a security interest to the Bank in and to, all of the Company's right, title and interest in and to said U.S. Patents; the Company agrees that it will not sell or assign any of the U.S. Patents without the prior written consent of the Bank; and the Company and the Bank request that the Commissioner of Patents and Trademarks record this document with respect to the U.S. Patents.

         The Company hereby appoints the Bank as the Company's attorney-in-fact (with full power of substitution and resubstitution) with the power and authority, after the occurrence and during the continuance of any Event of Default (as defined in the Letter Agreement), to execute and deliver, in the name and on behalf of the Company, and to cause the recording of all such further assignments and other instruments as the Bank may deem necessary or desirable in order to carry out the intent of the Security Agreement and this Security Agreement (Patents). The Company agrees that all third parties may conclusively rely on any such further assignment or other instrument, so executed, delivered and recorded by the Bank (or the Bank's designee in accordance with the terms hereof) and on the statements made therein.

MICRION CORPORATION                         FLEET NATIONAL BANK


By:  David M. Hunter                        By:  Thomas W. Davies
     Name:  David M. Hunter                 Its SVP
     Title: Vice President, Finance
             and Administration


COMMONWEALTH OF MASSACHUSETTS   )
                                ) SS.
COUNTY OF ESSEX                 )

         Then personally appeared before me the above-named David M. Hunter, the Vice President, Finance and Administration of Micrion Corporation, and stated that he/she executed the foregoing instrument under the authority of said corporation's Board of Directors and acknowledged the foregoing instrument to be the free act and deed of said corporation.

         WITNESS my hand and seal this 31st day of July, 1997.



                                            Patricia V. Rozumek
                                            Notary Public

                                            My commission expires:  4/23/04


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